COMPUTATION OF PERFORMANCE DATA
                             TOTAL RETURN QUOTATIONS

In calculating the total return quotations, a hypothetical account was established using a $1,000 initial payment.

Formula
              n
      P(1 + T) = ERV

      P     =     a hypothetical initial payment of $1,000,
      T     =     average annual total return,
      n     =     number of years,
      ERV   =     ending redeemable value at the end of the 1, 5, or 10 year periods (or fractional portion thereof) of a hypothetical
                  $1,000 payment made at the beginning of the 1, 5, or 10 year periods.


                             Select Class Shares
Assumptions:

- The 1-year figure assumes the redemption on April 30, 1995 of values attributable to a $1,000 payment made on May 1, 1994.
- The Since Inception figure assumes the redemption on April 30, 1995 of values attributable to a $1,000 payment made on January 1, 1992 (effective date of Funds).

Aetna Money Market Fund
   1 Year               $1,000(1 + 5.13%)1           =  $1,051.00
   Since Inception      $1,000(1 + 4.07%)3.33        =  $1,142.00

Aetna Bond Fund
   1 Year               $1,000(1 + 6.16%)1           =  $1,062.00
   Since Inception      $1,000(1 + 5.80%)3.33        =  $1,207.00

The Aetna Fund
   1 Year               $1,000(1 + 8.47%)1           =  $1,085.00
   Since Inception      $1,000(1 + 6.61%)3.33        =  $1,238.00

Aetna Growth and Income Fund
   1 Year               $1,000(1 + 10.81%)1          =  $1,108.00
   Since Inception      $1,000(1 + 6.81%)3.33        =  $1,245.00

Aetna International Growth Fund
   1 Year               $1,000(1 + (1.16)%)1         =  $  988.00
   Since Inception      $1,000(1 + 4.67%)3.33        =  $1,164.00


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                         COMPUTATION OF PERFORMANCE DATA
                       TOTAL RETURN QUOTATIONS (continued)


Assumptions:
- The 1-year figure assumes the redemption on April 30, 1995 of values attributable to a $1,000 payment made on May 1, 1994.
- The Since Inception figure assumes the redemption on April 30, 1995 of values attributable to a $1,000 payment made on January 1, 1994 (effective date of Funds).

Aetna Government Fund
   1 Year               $1,000(1 + 6.71%)1           =  $1,067.00
   Since Inception      $1,000(1 + 2.77%)1.33        =  $1,037.00

Aetna Growth Fund
   1 Year               $1,000(1 + 13.29%)1          =  $1,133.00
   Since Inception      $1,000(1 + 11.87%)1.33       =  $1,161.00

Aetna Small Company Growth Fund
   1 Year               $1,000(1 + 10.44%)1          =  $1,104.00
   Since Inception      $1,000(1 + 10.71%)1.33       =  $1,145.00

Aetna Asian Growth Fund
   1 Year               $1,000(1 + (8.76)%)1         =  $  912.00
   Since Inception      $1,000(1 + (16.85)%)1.33     =  $  782.00

                       COMPUTATION OF PERFORMANCE DATA
                     TOTAL RETURN QUOTATIONS (continued)

                             Adviser Class Shares
Assumptions:
- The 1-year figure assumes the redemption on April 30, 1995 of values attributable to a $1,000 payment made on May 1, 1994.
- The Since Inception figure assumes the redemption on April 30, 1995 of values attributable to a $1,000 payment made on April 15, 1994 (effective date of Adviser Class shares).
- The performance reflects the deduction of the maximum contingent deferred sales charge of 1%, declining by 0.25% each year after the date of purchase to zero, assuming shares were redeemed at the end of the period.

Aetna Money Market Fund
   1 Year               $1,000(1 + 4.08%)1           =  $1,041.00
   Since Inception      $1,000(1 + 4.33%)1.04        =  $1,045.00

Aetna Government Fund
   1 Year               $1,000(1 + 4.75%)1           =  $1,048.00
   Since Inception      $1,000(1 + 4.58%)1.04        =  $1,048.00

Aetna Bond Fund
   1 Year               $1,000(1 + 4.33%)1           =  $1,043.00
   Since Inception      $1,000(1 + 3.51%)1.04        =  $1,037.00

The Aetna Fund
   1 Year               $1,000(1 + 6.39%)1           =  $1,064.00
   Since Inception      $1,000(1 + 6.25%)1.04        =  $1,065.00

Aetna Growth and Income Fund
   1 Year               $1,000(1 + 9.26%)1           =  $1,093.00
   Since Inception      $1,000(1 + 9.39%)1.04        =  $1,098.00

Aetna Growth Fund
   1 Year               $1,000(1 + 11.34%)1          =  $1,113.00
   Since Inception      $1,000(1 + 10.99%)1.04       =  $1,115.00

Aetna Small Company Growth Fund
   1 Year               $1,000(1 + 8.45%)1           =  $1,085.00
   Since Inception      $1,000(1 + 9.65%)1.04        =  $1,101.00

Aetna International Growth Fund
   1 Year               $1,000(1 + (2.88)%)1         =  $  971.00
   Since Inception      $1,000(1 + (1.97)%)1.04      =  $  980.00

Aetna Asian Growth Fund
   1 Year               $1,000(1 + (9.98)%)1         =  $  900.00
   Since Inception      $1,000(1 + (9.32)%)1.04      =  $  903.00